   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 22, 1999


                                                     REGISTRATION NO. 333-87551


--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                               Amendment No. 1 to


                                    FORM S-3

                             REGISTRATION STATEMENT

                                      UNDER
                           THE SECURITIES ACT OF 1933

                        FRANKLIN TELECOMMUNICATIONS CORP.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

           CALIFORNIA                             3670                          95-3733534
(STATE OR OTHER JURISDICTION OF       (PRIMARY STANDARD INDUSTRIAL            (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)       CLASSIFICATION CODE NUMBER)          IDENTIFICATION NUMBER)

      733 LAKEFIELD ROAD, WESTLAKE VILLAGE, CALIFORNIA 91361 (805) 373-8688 ADDRESS AND TELEPHONE NUMBER, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                 FRANK W. PETERS
             733 LAKEFIELD ROAD, WESTLAKE VILLAGE, CALIFORNIA 91361
                                 (805) 373-8688
            (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                                    COPY TO:

                             ROBERT J. ZEPFEL, ESQ.
                               HADDAN & ZEPFEL LLP
                         4675 MACARTHUR COURT, SUITE 710
                         NEWPORT BEACH, CALIFORNIA 92660
                                 (949) 752-6100

           APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Amendment to Registration Statement is declared effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
  Title of each                          Proposed     Proposed
    Class of                              Maximum      Maximum
   Securities              Securities    Offering     Aggregate      Amount of
     to be                   to be       Price Per    Offering     Registration
   Registered              Registered      Unit         Price          Fee
  ------------             ----------    ---------   -----------   ------------
 Common Stock(1)            4,264,736      $2.81     $11,983,908     $3,331.52

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment to Registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westlake Village, State of California, on September 22, 1999.


                                  FRANKLIN TELECOMMUNICATIONS CORP.

                                  By  /s/ FRANK W. PETERS
                                      ------------------------------------
                                      Frank W. Peters
                                      President




    In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates indicated:


                   SIGNATURE                                     TITLE                                      DATE
                   ---------                                     -----                                      ----

(1) Principal Executive Officer

               /s/ FRANK W. PETERS                     Chief Executive Officer and a                  September 22, 1999
-----------------------------------------------------     Director
                   Frank W. Peters


(2) Principal Financial and Accounting Officer

               /s/ THOMAS RUSSELL                      Chief Financial Officer and a                  September 22, 1999
-----------------------------------------------------     Director
                   Thomas Russell


(3) Directors

               /s/ PETER S. BUSWELL                    President and a Director                       September 22, 1999
-----------------------------------------------------
                   Peter S. Buswell



               /s/ ROBERT S. HARP                      Director                                       September 22, 1999
-----------------------------------------------------
                   Robert S. Harp


               /s/ HERB MITCHELL                       Director                                       September 22, 1999
-----------------------------------------------------
                   Herb Mitchell

                                 EXHIBIT INDEX



       EXHIBIT
       NUMBER                       DESCRIPTIONS
       -------                      ------------

         3.1*   Restated Articles of Incorporation of Franklin
                Telecommunications Corp.

         3.2*   Bylaws of Franklin Telecommunications Corp.

         5.1**  Opinion of Haddan & Zepfel LLP

        10.1*   Employment Agreement, dated March 1, 1993 between Franklin
                Telecommunications Corp. and Frank W. Peters.

        10.2**  Stock Purchase Agreement, dated August 30, 1999 between
                Registrant and Crescent International Ltd.

        10.3**  Warrant, dated August 30, 1999, issued To Crescent
                International Ltd. (Early Put Warrant)

        10.4**  Warrant, dated August 30, 1999, issued To Crescent International
                Ltd. (Incentive Warrant)

        10.5**  Registration Rights Agreement, dated August 30, 1999 between the
                Registrant and Crescent International Ltd.

        10.6** Amendment to Stock Purchase Agreement, dated September 15, 1999 between Registrant and Crescent International Ltd.

        10.7**  Amendment to Registration Rights Agreement, dated September 15,
                1999 between Registrant and Crescent International Ltd.

        10.8** Letter Agreement, dated September 15, 1999 between Registrant and Crescent International Ltd.

        23.1    Consent of Singer, Lewak, Greenbaum & Goldstein LLP

        23.2**  Consent of Haddan & Zepfel LLP (included as part of Exhibit
                5.1).


----------


* Incorporated by reference from Registrant's Registration Statement on Form S-1 (No. 333-24791), filed with the Commission on April 9, 1997, and incorporated herein by reference.

**  Previously filed.